UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2010
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 15, 2010, the Compensation Committee of the Board of Directors of Rockwell Medical Technologies, Inc. (the “Company”) approved salary increases (effective January 16, 2010), discretionary cash bonuses for 2009 performance and stock option grants for the Company’s executive officers, as follows:

			New Annual	Prior Annual
Executive	Position	Bonus	Salary	Salary	Option Grant
Robert Chioini	Chief Executive Officer	$116,250	$495,000	$465,000	$150,000
Thomas Klema	Chief Financial Officer	68,750	295,000	275,000	60,000
Dr. Richard Yocum	VP Clinical Development	58,000	298,000	278,000	75,000
Dr. Ajay Gupta	Chief Scientific Officer	38,000	348,000	298,000	60,000
     The stock options were granted under the Company’s 2007 Long Term Incentive Plan using the Form of Nonqualified Stock Option Agreement (Employee Version) previously disclosed and filed by the Company with the Securities and Exchange Commission on Form 8-K on December 20, 2007. The options have an exercise price of $7.13, the closing market price on January 15, 2010. The options become exercisable in three equal annual installments beginning January 15, 2011, and the options will become immediately exercisable upon a change in control of the Company or the recipient’s death or disability. The options will expire on January 15, 2020.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: January 20, 2010	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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